Exhibit 99.1

John Tietjen	Edward Nebb/Seth Linden
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	Dukas Public Relations
john.tietjen@sterlingbancorp.com	seth@dukaspr.com
212.757.8035	212.704.7385, Ext. 104
Sterling Bancorp Reports Results for Third Quarter 2007
Income from Continuing Operations was $0.21 per Share, Increasing Sequentially
Loans and Deposits Reached Record Levels
Repurchased 214,800 Shares in Third Quarter; 969,356 or Over 5% of Shares
Outstanding in Last 12 Months
New York, NY, November 2, 2007 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today reported its financial results for the quarter and nine months ended September 30, 2007.
Third Quarter 2007 Highlights:
•  Net interest income rose 3.3% to $19.1 million in the third quarter of 2007, compared with $18.5 million in the same period of 2006, driven primarily by an increase in interest income due to higher loan balances.
•  Net interest margin, on a tax-equivalent basis, rose sequentially to 4.41% in the 2007 third quarter from 4.35% in this year’s second quarter. For the third quarter of 2006, the net interest margin was 4.49%.
•  Total deposits set a new record of $1,566.8 million as of September 30, 2007, up 9.2% from a year ago.
•  Loans held in portfolio, net of unearned discounts, also reached a record $1,178.2 million as of September 30, 2007, rising 5.0% from a year ago.
•  Sterling has repurchased 969,356 common shares since September 30, 2006, representing 5.2% of its total common shares outstanding at that date. Of that total, 214,800 shares were repurchased during the 2007 third quarter at an average cost of $14.46 per share. The Company’s buyback authority also was increased by an additional 800,000 shares during the recent quarter.

On a sequential basis, comparing the third quarter ended September 30, 2007 to the second quarter ended June 30, 2007, income from continuing operations per diluted share increased to $0.21 from $0.20. Noninterest expenses dropped 4.0% sequentially to $19.4 million. Loans held in portfolio and total deposits were up 5.0% and 2.2%, respectively, from June 30, 2007. Net interest margin on a tax-equivalent basis was 4.41% for the 2007 third quarter, rising sequentially from 4.35% for the 2007 second quarter.
“Sterling has achieved sequential increases in earnings per share from continuing operations over the past three consecutive quarters, and we continued to deliver growth in loans and deposits while maintaining control over expenses. Our performance is particularly noteworthy in light of the significant disruption in the credit markets and the resulting pressure on funding costs in our marketplace. In this period of unprecedented turmoil in the financial markets, it is also worth noting that over 90% of our investment portfolio is comprised of obligations of U.S. government corporations and government sponsored enterprises,” said Louis J. Cappelli, Chairman and Chief Executive Officer.
The conditions prevailing in the U.S. economy during the recent quarter included a lack of liquidity in the mortgage market and unfavorable credit market conditions. A significant percentage of the Company’s mortgage originations consist of conforming products, virtually all of which are sold in the secondary markets.
“We believe the Company is well-positioned to capitalize on the turbulent conditions in the financial markets, while continuing to grow and serve our customers,” Mr. Cappelli added. “The dislocation in the economy has made some financial institutions less receptive to serving our geographic market and customer niche. In contrast, Sterling is ready, willing and able to serve our customers today—as we have for nearly 80 years. Our team has a longstanding commitment to provide highly personalized service to individuals and small- to mid-sized businesses, which is undiminished by the current economic climate.”
Growth in Loans and Deposits
Loans held in portfolio, net of unearned discounts, were a record $1,178.2 million at the end of the 2007 third quarter, an increase of $56.0 million or 5.0% from a year ago. Virtually all areas of the Company’s business contributed to the loan growth.
Total deposits were a record $1,566.8 million at the end of the 2007 third quarter, an increase of 9.2% from a year ago. Demand deposits were $490.2 million, or 31.3% of total deposits, and continued to represent one of the highest ratios of demand to total deposits in the industry.

Third Quarter 2007 Financial Results from Continuing Operations
Income from continuing operations for the 2007 third quarter was $3.8 million or $0.21 per diluted share, compared to $5.0 million or $0.27 per diluted share for the third quarter of 2006. This decrease primarily reflects higher interest and noninterest expenses, lower noninterest income, and an increase in the provision for loan losses, partially offset by an increase in interest income and a decrease in the provision for income taxes.
Net income for the quarter ended September 30, 2007 was $3.1 million or $0.17 per diluted share, compared with a net loss of $4.4 million or $0.23 per diluted share for the same period of 2006. The year-ago loss reflected the sale in September 2006 of a business unit, which is now reflected as a discontinued operation. In the third quarter of 2007, the Company recorded an after-tax loss from discontinued operations of $0.8 million, primarily related to the final disposition of assets associated with that unit.
Net interest income for the third quarter of 2007, on a tax-equivalent basis, was $19.2 million, up from $18.6 million in the third quarter of 2006. The increase reflected the benefit of higher loan balances and lower levels of borrowed funds, partially offset by lower balances of investment securities, along with higher interest-bearing deposit balances and higher rates paid for those funds.
The net interest margin, on a tax-equivalent basis, was 4.41% for the 2007 third quarter compared with 4.49% for the same period last year. The net interest margin was impacted by the higher interest rate environment in 2007, the higher level of noninterest-bearing demand deposits, and the higher average loans outstanding. More competitive pricing practices in the Company’s markets have caused the costs of deposits and borrowings to increase faster than the yield on earning assets.
Income from ongoing mortgage banking activity increased approximately 10.4%, as a result of an increased emphasis by the Company’s mortgage banking unit on originating FHA-insured loans and other high quality products. This increase was more than offset by adjustments for the carrying value of loans held for sale and for the resolution of potential repurchase obligations as part of our loss mitigation efforts. Including the factors noted above, noninterest income for the third quarter of 2007 was $7.8 million compared with $9.3 million in the same period of 2006.
Noninterest expenses for the third quarter of 2007 were $19.4 million, unchanged from the third quarter of 2006.

The provision for income taxes at normalized tax rates was $1.9 million for the third quarter of 2007, compared to $2.5 million for the same period of 2006, primarily due to lower pre-tax income for the 2007 period. The normalized provision for the third quarter of 2007 and 2006 excludes $0.3 million and $0.7 million, respectively, for the reversal of reserves for local income taxes in those periods, net of federal and state tax effect, as a result of the closure of certain years for local tax purposes.
First Nine Months 2007 Financial Results from Continuing Operations
Income from continuing operations for the nine months ended September 30, 2007, was $11.2 million or $0.60 per diluted share. Results for the year-ago period benefited from a reversal of reserves for state and local income taxes, totaling $3.7 million or $0.19 per share, net of federal tax effect, which was based on management’s review of required reserves with outside professionals in light of the resolution of certain past tax issues. Including this benefit, income from continuing operations was $16.9 million or $0.88 per diluted share for the nine months ended September 30, 2006.
Net income for the nine months ended September 30, 2007 was $10.4 million or $0.56 per share on a diluted basis, compared with $6.9 million or $0.36 per diluted share for the same period of 2006. The year-ago results reflected a $9.6 million loss, net of tax, on the sale in September 2006 of a business unit, which is now reflected as a discontinued operation. In the first nine months of 2007, the Company recorded a loss from the discontinued operation of $0.8 million, net of tax.
Net interest income for the nine months ended September 30, 2007, on a tax-equivalent basis, was $55.2 million, compared to $56.6 million for the same period of 2006. The benefit of higher loan balances and lower borrowings was more than offset by a reduction in the investment securities portfolio and higher rates on interest-bearing liabilities.
Net interest margin for the nine-month period ended September 30, 2007, on a tax-equivalent basis, was 4.44%, compared to 4.60% for the corresponding period of 2006.
Noninterest income for the nine months ended September 30, 2007, was $26.1 million, compared to $24.0 million for the corresponding period of last year. This increase was mainly due to higher accounts receivable management commissions and other fees.
Noninterest expenses for the nine months ended September 30, 2007, were $59.3 million, compared to $56.8 million for the year-ago period. The increase was primarily due to higher salaries and occupancy costs related to investments in the Sterling franchise, including two new branches and the acquisition of Sterling Resource Funding Corp. These increases were partially offset by expense reductions from the reengineering of the Company’s mortgage banking activities and lower expenses for employee benefits. The 2006 period benefited from a recapture of $1.1 million of previously expensed professional fees.

The provision for income taxes at normalized tax rates for the first nine months of 2007 was $6.3 million, compared to a provision of $7.6 million for the corresponding period of last year. The normalized provision for the first nine months of 2007 and 2006 excludes $0.3 million and $0.7 million, respectively, for the reversal of reserves for local income taxes, net of federal and state tax effect, as a result of the closure of certain years for local tax purposes. Also excluded from the 2006 period was a $3.7 million reversal of reserves for state and local income taxes, net of federal tax effect, which was based on management’s review of required reserves with outside professionals in light of the resolution of certain past tax issues.
Asset Quality
The provision for loan losses was $2.1 million for the quarter and $4.5 million for the nine months ended September 30, 2007, compared to $1.5 million and $3.3 million, respectively, for the corresponding periods of 2006.
The allowance for loan losses as of September 30, 2007, was $15.0 million, or 1.28% of loans held in portfolio, compared to $16.6 million, or 1.48% of loans held in portfolio, as of September 30, 2006. As of September 30, 2007, nonperforming assets were $8.0 million, representing 0.41% of total assets from continuing operations, compared with $6.6 million or 0.34% of total assets from continuing operations a year ago.
The adequacy of the provision and the resulting allowance for loan losses is determined based on management’s continuing evaluation of the loan portfolio, including an assessment of current and expected future economic conditions, the changing mix of loans in the portfolio, and numerous other factors.
Capital Management and Dividends
As of September 30, 2007, the Company exceeded the requirements for a well-capitalized institution for regulatory purposes. Its Tier 1 risk-weighted capital ratio was 9.66% and its Tier 1 leverage ratio was 7.07% at that date.
During the third quarter, the Board of Directors increased the Company’s repurchase authorization by an additional 800,000 common shares. Sterling repurchased approximately 214,800 shares for $3.1 million, at an average price of $14.46 per share, during the quarter ended September 30, 2007. As of September 30, 2007, there remained approximately 871,000 shares available for repurchase under the Company’s approved share repurchase plan.
Sterling paid a cash dividend of $0.19 per common share on September 30, 2007, to shareholders of record as of September 15, 2007. This extended the Company’s record of dividend payments to 247 consecutive quarters, over 61 years.

Conference Call
Sterling Bancorp will host a teleconference call for the financial community on Friday, November 2, 2007 at 10:00 a.m. Eastern Time to discuss the third quarter 2007 financial results. The public is invited to listen to this conference call by dialing 800-398-9389 at least 10 minutes prior to the call.
A replay of the conference call will be available at approximately 1:30 p.m. Eastern Time on Friday, November 2, 2007 until 11:59 p.m. Eastern Time on Friday, November 16, 2007. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the access code 892412.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $2.0 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring and accounts receivable management, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey and North Carolina and conducts business throughout the U.S.
Certain statements in this press release, including but not limited to, statements as to future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations or financial position, and plans and objectives for future operations, statements concerning the Company’s belief that it is well-positioned to capitalize on the turbulent conditions in the financial markets while continuing to grow and serve its customers, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
- tables to follow-

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006		2007	2006
OPERATING HIGHLIGHTS (1)
Interest income	$31,243	$29,768		$90,275	$86,337
Interest expense	12,142	11,275		35,466	30,320
Provision for loan losses	2,125	1,511		4,453	3,253
Noninterest income	7,812	9,250		26,093	24,041
Noninterest expenses	19,422	19,455		59,334	56,783
Income from continuing operations, before income taxes	5,366	6,777		17,115	20,022
Provision for income taxes at normal effective rates	1,866	2,455		6,252	7,580
Income from continuing operations after normalized taxes	3,500	4,322		10,863	12,442
Reversal of tax reserves	341	700		341	4,447
Income from continuing operations	3,841	5,022		11,204	16,889
Loss from discontinued operations, net of income taxes	(774)	(9,454)		(795)	(10,015)
Net income/(loss)	3,067	(4,432)		10,409	6,874

Net income/(loss) per average common share:
Basic	0.17	(0.23)		0.57	0.37
Diluted	0.17	(0.23	)(2)	0.56	0.36
Income from continuing operations, after normalized taxes, per average common share:
Basic	0.20	0.23		0.59	0.66
Diluted	0.19	0.23		0.58	0.65
Income from continuing operations per average common share:
Basic	0.21	0.27		0.61	0.90
Diluted	0.21	0.27		0.60	0.88
Cash dividends declared	0.19	0.19		0.57	0.57

Common shares outstanding:
Period end	17,803	18,712		17,803	18,712
Average Basic	17,910	18,712		18,330	18,752
Average Diluted	18,222	19,231		18,750	19,275

Return on average assets, after normalized taxes (3)	0.73%	0.93%		0.78%	0.90%
Return on average assets (4)	0.80%	1.08%		0.80%	1.22%
Return on average tangible equity, after normalized taxes (5)	14.54%	14.02%		14.13%	13.61%
Return on average tangible equity (6)	15.95%	16.29%		14.58%	18.48%
Return on average stated equity, after normalized taxes (7)	11.73%	11.80%		11.56%	11.48%
Return on average stated equity (8)	12.87%	13.72%		11.92%	15.59%
Net interest spread, tax-equivalent basis	3.41%	3.48%		3.41%	3.68%
Net interest margin, tax-equivalent basis	4.41%	4.49%		4.44%	4.60%

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Due to a loss for the period, zero incremental shares are included because the effect would be antidilutive.

(3)	Calculated by dividing income from continuing operations, after normalized taxes, by average assets from continuing operations.

(4)	Calculated by dividing income from continuing operations by average assets from continuing operations.

(5)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations, after normalized taxes, by average tangible equity.

(6)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations by average tangible equity.

(7)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations, after normalized taxes, by average stated equity.

(8)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations by average stated equity.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
BALANCE SHEET HIGHLIGHTS
Period End Balances (1)
Investment securities	$608,928	$606,428	$608,928	$606,428
Loans held for sale	32,896	30,048	32,896	30,048
Loans held in portfolio, net of unearned discount	1,178,198	1,122,197	1,178,198	1,122,197
Total earning assets	1,823,036	1,760,021	1,823,036	1,760,021
Allowance for loan losses	15,039	16,584	15,039	16,584
Total assets from continuing operations	1,980,739	1,934,199	1,980,739	1,934,199
Total assets	1,980,739	1,941,215	1,980,739	1,941,215

Demand deposits	490,195	507,367	490,195	507,367
Savings, NOW and money market deposits	542,466	404,954	542,466	404,954
Time deposits	534,176	523,122	534,176	523,122
Customer repurchase agreements	62,564	59,092	62,564	59,092
Shareholders’ equity (2)	119,935	141,014	119,935	141,014

Average Balances (1)
Investment securities	$575,309	$629,303	$569,873	$666,249
Loans held for sale	51,405	34,664	47,682	41,885
Loans held in portfolio, net of unearned discount	1,081,629	1,016,837	1,049,625	976,991
Total earning assets	1,728,057	1,684,128	1,700,773	1,689,969
Total assets from continuing operations	1,901,361	1,839,409	1,865,927	1,846,965
Total assets	1,902,564	1,948,800	1,867,138	1,959,486

Demand deposits	455,093	424,834	444,828	436,006
Savings, NOW and money market deposits	542,930	434,198	493,967	429,711
Time deposits	550,407	499,334	559,798	510,759
Customer repurchase agreements	68,396	89,672	79,747	83,760
Shareholders’ equity (2)	118,427	145,260	125,631	144,855

ASSET QUALITY HIGHLIGHTS (1)
Period End
Net charge-offs	$2,125	$1,769	$4,606	$3,287
Nonperforming loans	6,216	4,539	6,216	4,539
Other real estate owned	1,826	2,053	1,826	2,053
Nonperforming assets	8,042	6,592	8,042	6,592

Nonperforming loans/loans (3)	0.51%	0.39%	0.51%	0.39%
Nonperforming assets/assets	0.41%	0.34%	0.41%	0.34%
Allowance for loan losses/loans (4)	1.28%	1.48%	1.28%	1.48%
Allowance for loan losses/nonperforming loans	241.94%	365.37%	241.94%	365.37%

Capital Ratios (2)
Tier 1 risk based	9.66%	11.38%	9.66%	11.38%
Total risk based	10.77%	12.63%	10.77%	12.63%
Leverage	7.07%	7.71%	7.07%	7.71%

Book value per common share (2)	$6.74	$7.54	$6.74	$7.54

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Includes the effects of discontinued operations.

(3)	The term “loans” includes loans held for sale and loans held in portfolio.

(4)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	September 30,
	2007	2006
ASSETS
Cash and due from banks	$49,547	$71,165
Interest-bearing deposits with other banks	3,014	1,348
Investment securities
Available for sale (at estimated market value)	215,427	155,997
Held to maturity (at amortized cost)	393,501	450,431

Total investment securities	608,928	606,428

Loans held for sale	32,896	30,048

Loans held in portfolio, net of unearned discounts	1,178,198	1,122,197
Less allowance for loan losses	15,039	16,584

Loans, net	1,163,159	1,105,613

Customers’ liability under acceptances	129	1,725
Goodwill	22,901	22,842
Premises and equipment, net	11,435	10,956
Other real estate	1,826	2,053
Accrued interest receivable	6,975	5,505
Bank owned life insurance	28,767	27,677
Other assets	51,162	48,839

Total assets from continuing operations	1,980,739	1,934,199
Assets — discontinued operations	0	7,016

	$1,980,739	$1,941,215

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$490,195	$507,367
Savings, NOW and money market	542,466	404,954
Time	534,176	523,122

Total deposits	1,566,837	1,435,443

Securities sold under agreements to repurchase — customers	62,564	59,092
Securities sold under agreements to repurchase — dealers	0	58,385
Federal funds purchased	44,200	20,000
Commercial paper	28,571	44,366
Short-term borrowings — FHLB	25,000	30,000
Short-term borrowings — other	303	1,110
Long-term borrowings — FHLB	10,000	20,000
Long-term borrowings — subordinated debentures	25,774	25,774
Acceptances outstanding	129	1,725
Accrued expenses and other liabilities	97,426	100,157
Liabilities — discontinued operations	0	4,149

Total liabilities	1,860,804	1,800,201
Shareholders’ equity	119,935	141,014

	$1,980,739	$1,941,215

MEMORANDA
Available for sale securities — amortized cost	$218,733	$159,972
Held to maturity securities — estimated market value	386,893	439,928
Shares outstanding
Common issued	21,262,170	21,177,084
Common in treasury	3,459,302	2,465,012

STERLING BANCORP
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
INTEREST INCOME
Loans	$24,148	$22,600	$68,996	$63,569
Investment securities — available for sale	2,113	1,901	5,659	6,081
Investment securities — held to maturity	4,731	5,231	14,299	16,526
Federal funds sold	227	13	1,230	88
Deposits with other banks	24	23	91	73

Total interest income	31,243	29,768	90,275	86,337

INTEREST EXPENSE
Savings, NOW and money market deposits	3,829	2,407	9,968	5,862
Time deposits	6,458	5,170	19,587	14,346
Securities sold u/a/r — customers	701	974	2,581	2,436
Securities sold u/a/r — dealers	0	1,114	0	3,442
Federal funds purchased	71	305	107	691
Commercial paper	368	610	1,073	1,553
Short-term borrowings — FHLB	53	726	53	1,561
Short-term borrowings — other	21	5	48	23
Long-term borrowings — FHLB	118	297	479	1,344
Long-term subordinated debentures	523	523	1,570	1,570

Total interest expense	12,142	12,131	35,466	32,828
Interest expense allocated to discontinued operations	0	(856)	0	(2,508)

Total interest expense-continuing operations	12,142	11,275	35,466	30,320

Net interest income	19,101	18,493	54,809	56,017
Provision for loan losses	2,125	1,511	4,453	3,253

Net interest income after provision for loan losses	16,976	16,982	50,356	52,764

NONINTEREST INCOME
Accounts receivable management/factoring commissions and other fees	4,048	3,998	11,537	9,223
Service charges on deposit accounts	1,408	1,351	4,314	4,037
Other customer related service charges and fees	831	991	2,264	2,612
Mortgage banking income	887	2,331	6,263	7,115
Trust fees	132	147	398	437
Bank owned life insurance income	279	225	818	713
Securities (losses)/gains	(1)	0	(3)	(445)
Other income	228	207	502	349

Total noninterest income	7,812	9,250	26,093	24,041

NONINTEREST EXPENSES
Salaries	8,611	8,699	26,059	25,573
Employee benefits	2,615	2,394	7,839	8,066

Total personnel expense	11,226	11,093	33,898	33,639
Occupancy and equipment expenses, net	2,606	2,550	7,953	7,332
Advertising and marketing	888	974	2,974	2,780
Professional fees	1,543	1,620	4,834	4,136
Communications	485	486	1,455	1,332
Other expenses	2,674	2,732	8,220	7,564

Total noninterest expenses	19,422	19,455	59,334	56,783

Income from continuing operations before income taxes	5,366	6,777	17,115	20,022
Provision for income taxes at normal effective rates	1,866	2,455	6,252	7,580

Income from continuing operations after normalized taxes	3,500	4,322	10,863	12,442
Reversal of tax reserves	341	700	341	4,447

Income from continuing operations	3,841	5,022	11,204	16,889

Discontinued operations:
(Loss)/Income, net of taxes	(774)	150	(795)	(411)
Loss on sale, net of taxes	0	(9,604)	0	(9,604)

Net income/(loss)	$3,067	$(4,432)	$10,409	$6,874

STERLING BANCORP
Consolidated Statements of Operations
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2007	2006		2007	2006
Average number of common shares outstanding
Basic	17,910,268	18,712,072		18,329,750	18,752,107
Diluted	18,221,555	19,230,823		18,749,866	19,274,858

Income from continuing operations, per average common share
Basic	$0.21	$0.27		$0.61	$0.90
Diluted	0.21	0.27		0.60	0.88

Income from continuing operations, after normalized taxes, per average common share
Basic	0.20	0.23		0.59	0.66
Diluted	0.19	0.23		0.58	0.65

Net income/(loss) per average common share
Basic	0.17	(0.23)		0.57	0.37
Diluted	0.17	(0.23	)(1)	0.56	0.36

Dividends per common share	0.19	0.19		0.57	0.57

(1)	Due to a loss for the period, zero incremental shares are included because the effect would be antidilutive.

STERLING BANCORP
Consolidated Statements of Comprehensive Income/(Loss)
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net income/(loss)	$3,067	$(4,432)	$10,409	$6,874
Other comprehensive income/(loss), net of tax:
Unrealized holding gains/(losses) arising during the period	1,150	1,872	254	(348)

Reclassification adjustment for losses included in net income	0	0	0	244

Amortization of:
Prior service cost	16	0	43	0
Net actuarial losses	243	0	608	0

Comprehensive income/(loss)	$4,476	$(2,560)	$11,314	$6,770

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Balance, at beginning of period	$121,913	$147,115	$132,263	$147,588
Net income/(loss) for period	3,067	(4,432)	10,409	6,874
Common shares issued under stock incentive plan and related tax benefits	31	11	808	1,735
Purchase of common shares for treasury	(3,107)	0	(13,622)	(3,810)
Cash dividends-Common shares	(3,378)	(3,552)	(10,372)	(10,677)
Surrender of shares issued under incentive compensation plan	0	0	(456)	(614)
Amortization of unearned compensation	0	0	0	22
Change in net unrealized holding losses on available for sale securities	1,150	1,872	254	(348)
Reclassification adjustment for losses included in net income	0	0	0	244
Amortization of:
Prior service cost	16	0	43	0
Net actuarial losses	243	0	608	0

Balance, at end of period	$119,935	$141,014	$119,935	$141,014

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	September 30, 2007			September 30, 2006
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$2,486	$24	3.80%	$2,346	$23	3.80%

Investment securities — available for sale	154,518	1,932	5.00	140,167	1,660	4.74
Investment securities — held to maturity	401,664	4,731	4.71	464,408	5,231	4.51
Investment securities — tax exempt [2]	19,127	298	6.18	24,728	396	6.35

Total investment securities	575,309	6,961	4.84	629,303	7,287	4.63
Federal funds sold	17,228	227	5.17	978	13	5.15
Loans, net of unearned discount [3]	1,133,034	24,148	8.68	1,051,501	22,600	8.94

Total Interest-Earning Assets [2]	1,728,057	31,360	7.31%	1,684,128	29,923	7.24%

Cash and due from banks	72,253			57,430
Allowance for loan losses	(16,146)			(17,503)
Goodwill	22,901			22,958
Other	94,296			92,396
Assets — discontinued operations	1,203			109,391

Total Assets	$1,902,564			$1,948,800

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$18,705	26	0.55%	$22,559	25	0.44%
NOW	241,789	1,519	2.49	210,116	1,097	2.07
Money market	282,436	2,284	3.21	201,523	1,285	2.53
Time	549,832	6,456	4.66	496,304	5,162	4.13
Foreign
Time	575	2	1.09	3,030	8	0.99

Total Interest-Bearing Deposits	1,093,337	10,287	3.73	933,532	7,577	3.22

Borrowings
Securities sold u/a/r — customers	68,396	701	4.07	89,672	974	4.31
Securities sold u/a/r — dealers	0	0	0.00	81,701	1,114	5.41
Federal funds purchased	6,006	71	4.66	22,568	305	5.29
Commercial paper	28,397	368	5.14	50,076	610	4.84
Short-term borrowings — FHLB	4,185	53	5.03	52,953	726	5.43
Short-term borrowings — other	1,553	21	5.10	395	5	5.35
Long-term borrowings — FHLB	10,000	118	4.70	25,543	297	4.65
Long-term borrowings — sub debt	25,774	523	8.37	25,774	523	8.38

Total Borrowings	144,311	1,855	5.14	348,682	4,554	5.20

Interest-bearing liabilities allocated to discontinued operations	0	0	0.00	(99,377)	(856)	3.74

Total Interest-Bearing Liabilities	1,237,648	12,142	3.90%	1,182,837	11,275	3.76%

Noninterest-bearing demand deposits	455,093			424,834
Other liabilities	91,267			96,085
Liabilities — discontinued operations	129			99,784

Total Liabilities	1,784,137			1,803,540
Shareholders’ equity	118,427			145,260

Total Liabilities and Shareholders’ Equity	$1,902,564			$1,948,800

Net interest income/spread [2]		19,218	3.41%		18,648	3.48%

Net yield on interest-earning assets			4.41%			4.49%

Less: Tax-equivalent adjustment		117			155

Net interest income		$19,101			$18,493

[1] The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2] Interest and/or average rates are presented on a tax-equivalent basis.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Nine Months Ended
	September 30, 2007			September 30, 2006
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$2,732	$91	4.46%	$2,390	$73	4.09%

Investment securities — available for sale	138,994	5,080	4.87	151,265	5,231	4.61
Investment securities — held to maturity	410,729	14,299	4.64	486,263	16,526	4.53
Investment securities — tax exempt [2]	20,150	951	6.31	28,721	1,400	6.52

Total investment securities	569,873	20,330	4.76	666,249	23,157	4.63
Federal funds sold	30,861	1,230	5.26	2,454	88	4.71
Loans, net of unearned discount [3]	1,097,307	68,996	8.83	1,018,876	63,569	8.84

Total Interest-Earning Assets [2]	1,700,773	90,647	7.34%	1,689,969	86,887	7.10%

Cash and due from banks	67,770			60,594
Allowance for loan losses	(16,445)			(16,589)
Goodwill	22,879			22,671
Other	90,950			90,320
Assets — discontinued operations	1,211			112,521

Total Assets	$1,867,138			$1,959,486

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$20,244	78	0.51%	$23,956	76	0.42%
NOW	236,569	4,489	2.54	189,741	2,522	1.78
Money market	237,154	5,401	3.05	216,014	3,264	2.02
Time	559,224	19,582	4.68	507,732	14,323	3.77
Foreign
Time	574	5	1.09	3,027	23	1.03

Total Interest-Bearing Deposits	1,053,765	29,555	3.75	940,470	20,208	2.87

Borrowings
Securities sold u/a/r — customers	79,747	2,581	4.33	83,760	2,436	3.89
Securities sold u/a/r — dealers	0	0	0.00	91,634	3,442	5.02
Federal funds purchased	2,922	107	4.84	18,291	691	4.98
Commercial paper	28,070	1,073	5.11	47,225	1,553	4.40
Short-term borrowings — FHLB	1,410	53	5.03	40,264	1,561	5.18
Short-term borrowings — other	1,213	48	5.24	628	23	4.92
Long-term borrowings — FHLB	13,846	479	4.61	38,938	1,344	4.60
Long-term borrowings — sub debt	25,774	1,570	8.38	25,774	1,570	8.38

Total Borrowings	152,982	5,911	5.19	346,514	12,620	4.87

Interest-bearing liabilities allocated to discontinued operations	0	0	0.00	(101,790)	(2,508)	3.36

Total Interest-Bearing Liabilities	1,206,747	35,466	3.93%	1,185,194	30,320	3.42%

Noninterest-bearing demand deposits	444,828			436,006
Other liabilities	89,694			91,147
Liabilities — discontinued operations	238			102,284

Total Liabilities	1,741,507			1,814,631
Shareholders’ equity	125,631			144,855

Total Liabilities and Shareholders’ Equity	$1,867,138			$1,959,486

Net interest income/spread [2]		55,181	3.41%		56,567	3.68%

Net yield on interest-earning assets			4.44%			4.60%

Less: Tax-equivalent adjustment		372			550

Net interest income		$54,809			$56,017

[1] The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2] Interest and/or average rates are presented on a tax-equivalent basis.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	September 30, 2007
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$1	$0	$1

Investment securities — available for sale	177	95	272
Investment securities — held to maturity	(729)	229	(500)
Investment securities — tax exempt	(87)	(11)	(98)

Total investment securities	(639)	313	(326)

Federal funds sold	214	0	214
Loans, net of unearned discounts [3]	2,128	(580)	1,548

TOTAL INTEREST INCOME	$1,704	$(267)	$1,437

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(4)	$5	$1
NOW	180	242	422
Money market	599	400	999
Time	591	703	1,294
Foreign
Time	(7)	1	(6)

Total interest-bearing deposits	1,359	1,351	2,710

Borrowings
Securities sold under agreements to repurchase — customers	(221)	(52)	(273)
Securities sold under agreements to repurchase — dealers	(1,114)	0	(1,114)
Federal funds purchased	(201)	(33)	(234)
Commercial paper	(278)	36	(242)
Short-term borrowings — FHLB	(623)	(50)	(673)
Short-term borrowings — other	16	0	16
Long-term borrowings — FHLB	(182)	3	(179)
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	(2,603)	(96)	(2,699)

Less: interest-bearing liabilities allocated to discontinued operations	856	0	856

TOTAL INTEREST EXPENSE	$(388)	$1,255	$867

NET INTEREST INCOME	$2,092	$(1,522)	$570

[1] This table is presented on a tax-equivalent basis.

[2] Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Nine Months Ended
	September 30, 2007
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$11	$7	$18

Investment securities — available for sale	(436)	285	(151)
Investment securities — held to maturity	(2,618)	391	(2,227)
Investment securities — tax exempt	(406)	(43)	(449)

Total investment securities	(3,460)	633	(2,827)

Federal funds sold	1,131	11	1,142
Loans, net of unearned discounts [3]	5,498	(71)	5,427

TOTAL INTEREST INCOME	$3,180	$580	$3,760

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(13)	$15	$2
NOW	720	1,247	1,967
Money market	344	1,793	2,137
Time	1,556	3,703	5,259
Foreign
Time	(19)	1	(18)

Total interest-bearing deposits	2,588	6,759	9,347

Borrowings
Securities sold under agreements to repurchase — customers	(121)	266	145
Securities sold under agreements to repurchase — dealers	(3,442)	0	(3,442)
Federal funds purchased	(565)	(19)	(584)
Commercial paper	(702)	222	(480)
Short-term borrowings — FHLB	(1,464)	(44)	(1,508)
Short-term borrowings — other	23	2	25
Long-term borrowings — FHLB	(868)	3	(865)
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	(7,139)	430	(6,709)

Less: interest-bearing liabilities allocated to discontinued operations	2,508	0	2,508

TOTAL INTEREST EXPENSE	$(2,043)	$7,189	$5,146

NET INTEREST INCOME	$5,223	$(6,609)	$(1,386)

[1] This table is presented on a tax-equivalent basis.

[2] Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3] Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.